                                                                    Exhibit 21

All subsidiaries of the Registrant included in the Consolidated Financial Statements as of December 31, 1993 are listed below:


                                            Description                           Jurisdiction of
Subsidiary                                  of Activity                           Incorporation
- ----------                                ---------------                         -------------
Crestar Bank (1)                            Banking                               Virginia

Crestar Mortgage                            Mortgage Banking                      Virginia
Corporation (2)                             Services

MortgageWright, Inc.(3)                     Mortgage Origination                  Virginia
                                            Support (Franchise)

CMC OREO, Inc. (3)                          Real Estate Holding                   Virginia

Crestar Leasing                             Equipment Leasing                     Virginia
Corporation (2)

Capitoline Investment                       Investment Advisory                   Virginia
Services Incorporated (2)                   Services

Crestar Securities                          Discount Brokerage                    Virginia
Corporation (1)                             Services

Crestar Insurance Agency,                   Insurance                             Virginia
Incorporated (1)

Crestar Bank N.A. (1)                       Banking                               National Banking
                                                                                  Association

Crestar Bank MD (1)                         Banking                               Maryland

Commonwealth Investment                     Real Estate Holding                   Virginia
Services Corp. (2)                          (Inactive)

First Arlington Service Corp. (2)           Trustee on Acquired Bank's            Virginia
                                            Deeds of Trusts

River Properties, Inc. (2)                  Real Estate Holding                   Virginia

CRPC, Inc. (2)                              Real Estate Holding                   Virginia



The Plaza Company of Virginia (2)           Real Estate Holding                   Virginia

Hampton Industrial, Inc. (2)                Real Estate Holding                   Virginia

Capital REFG, Inc. (2)                      Real Estate Holding                   Virginia

Eastern REFG, Inc. (2)                      Real Estate Holding                   Virginia

Second Eastern REFG, Inc. (2)               Real Estate Holding                   Virginia

Third Eastern REFG, Inc. (2)                Real Estate Holding                   Virginia

GWR REFG, Inc. (2)                          Real Estate Holding                   Virginia

Second GWR REFG, Inc. (2)                   Real Estate Holding                   Virginia

Third GWR REFG, Inc. (2)                    Real Estate Holding                   Virginia

Fourth GWR REFG, Inc.                       Real Estate Holding                   Virginia

Fifth GWR REFG, Inc.                        Real Estate Holding                   Virginia

Capital OREO, Inc. (2)                      Real Estate Holding                   Virginia

Eastern OREO, Inc. (2)                      Real Estate Holding                   Virginia

Palisades Condominium Owners                Real Estate Holding                   Virginia
Association (6)

GWR OREO, Inc. (2)                          Real Estate Holding                   Virginia

Western OREO, Inc. (2)                      Real Estate Holding                   Virginia

Corporate OREO, Inc. (2)                    Real Estate Holding                   Virginia

Villages of KC Properties, Inc. (2)         Real Estate Holding                   Virginia

Hilltop of Virginia, Inc. (2)               Real Estate Holding                   Virginia

CFG Vessels, Inc. (2)                       Real Estate Holding                   Virginia

MDRP, Inc. (4)                              Real Estate Holding                   Maryland

MD Oreo, Inc. (4)                           Real Estate Holding                   Maryland



DCRP, Inc. (5)                              Real Estate Holding                   District of Columbia

DC OREO, Inc. (5)                           Real Estate Holding                   District of Columbia

(1)  Wholly-owned by Crestar Financial Corporation
(2)  Wholly-owned by Crestar Bank
(3)  Wholly-owned by Crestar Mortgage Corporation
(4)  Wholly-owned by Crestar Bank MD
(5)  Wholly-owned by Crestar Bank N.A.
(6)  Wholly-owned by Eastern OREO, Inc.

Note: In addition to the subsidiaries enumerated above, Crestar Bank, Crestar Bank N.A. and Crestar Bank MD may, in the ordinary course of business, hold as collateral a majority of the capital stock of other companies and, as a result of realizing such control, companies may constitute subsidiaries within the definition contained in the instructions for the preparation of this report. Detail of any such transactions are not known to the Registrant, but if any exist, such companies are not deemed to be subsidiaries by the Registrant and are not believed to be of material importance as such.